Exhibit 99.1

FOR IMMEDIATE RELEASE

                  IMPATH ANNOUNCES RESIGNATION OF PRESIDENT/COO

New York, New York, May 14, 2003 -- IMPATH Inc. (Nasdaq NM: IMPH) today announced that Richard P. Adelson has resigned, effective immediately, as President and Chief Operating Officer of the Company to pursue other opportunities.

      Commenting on this announcement, Carter H. Eckert, Chairman and Chief Executive Officer of IMPATH said, "Rich has made many valuable contributions during his eleven years at IMPATH. He played an important role in helping us to develop our franchise in oncology and we wish him well in his new endeavors. The Company has engaged Spencer Stuart to assist in our search for a successor."

      IMPATH is in the business of improving outcomes for cancer patients. The Company is the leading source of cancer information and analyses with a database of over 1 million patient profiles and outcomes data on more than 2.3 million individuals. IMPATH Physician Services uses sophisticated technologies to provide patient-specific cancer diagnostic and prognostic information to more than 8,700 pathologists and oncologists in over 2,100 hospitals and 630 oncology practices. Utilizing its comprehensive resources, IMPATH Predictive Oncology serves genomics, biotechnology and pharmaceutical companies involved in developing new therapeutics targeted to specific, biological characteristics of cancer. The Company's unique GeneBank(TM) tissue and serology archive linked to longitudinal data, IMPATH Clinical Trials Network(TM) and Analytical Services are key components of its integrated offerings to help accelerate the drug discovery and development process. IMPATH Information Services provides software products, including PowerPath(R) and the IMPATH Cancer Registry(TM) for the collection and management of diagnostic data and outcomes information. The Company's software products are currently being utilized in over 1,000 sites, including many leading hospitals, academic centers and independent laboratories across the country.

This press release may contain statements that the Company believes are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as the Company "believes," "expects," "anticipates," "intends," "plans," "foresees" or other similar words or phrases. Similarly, statements that describe the Company's projected growth and goals and its plans for expansion also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties, many of which are outside of management's control, and which could cause the Company's actual results to differ materially from those contemplated by the relevant forward-looking statement. Some of the most significant factors that could cause the actual results to differ materially from the forward-looking statement, alone or in combination, would be the failure to continue to successfully integrate the businesses acquired by the Company, unanticipated disagreements with the Company's joint venture or other partners, unanticipated changes in the healthcare industry (as a result of cost containment measures, changes in governmental regulation, including reimbursement programs and patient confidentiality issues, or other factors), an inability to procure consented, well-characterized tissue specimens, an inability to successfully integrate the Company's new laboratory information and billing system, the adverse effect of any legal proceedings involving the Company, an unanticipated failure in the commercialization of the Company's biopharmaceutical products, or an unanticipated loss of business. In addition, the September 11, 2001 terrorist attacks and change in international political conditions as a result of these events may continue to affect the United States and the global economy and increase other risks. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Contact: Iris D. Daniels, Vice President, Investor Relations and Corporate Communications, IMPATH Inc. (212) 698-0300


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